UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 30, 2006
 (Date of earliest event reported)

LaserCard Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 N. Shoreline Boulevard, Mountain View, California 94043
(Addresses of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 969-4428

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Index

Item 1.01. Entry into a Material Definitive Agreement.

Registrant and Global Investment Groups (“GIG”) made and entered into a third amendment to their 2004 Master License and Manufacturing Agreement and related Equipment Sales Agreements as of October 27, 2006. Registrant executed the third amendment on October 27, 2006, and GIG executed the third amendment on October 30, 2006. On October 30, 2006, the third amendment was also acknowledged and agreed to by Prevent LOK. The third amendment provides that the remaining $5.05 million due for equipment purchases is to be paid by November 10, 2006. In addition, the $12 million already paid to cover management support for the first five years will now be for the first four years ending on March 31, 2008.

Additional payments of $50,000 per month are due to Registrant on the last day of each month beginning October 31, 2006, until the “Ready Date” has been reached. The “Ready Date” is the date GIG notifies Registrant that its card manufacturing building is fully ready to have the card production equipment installed, including having the requisite electrical and other utility hook-ups in place and operative.

Additionally, the third amendment calls for a mandatory follow-on three-year support package, followed by 13 optional one-year support packages, all at a fee of $1 million annually. This replaces the mandatory follow-on fifteen-year support package previously called for.

The foregoing summary of the third amendment is qualified in its entirety by the third amendment itself which comprises Exhibit 10.11 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits.

Exhibit Number   Description of Exhibit

Exhibit 10.11	Modified Third Amendment to License and Equipment Agreements made and entered into as of October 27, 2006, by and between Registrant and GIG, as acknowledged and agreed by Prevent LOK.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 31st day of October, 2006.

LaserCard Corporation
(Registrant)

By: /s/ STEVEN G. LARSON
       Steven G. Larson
       Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number   Description of Exhibit

Exhibit 10.11	Modified Third Amendment to License and Equipment Agreements made and entered into as of October 27, 2006, by and between Registrant and GIG, as acknowledged and agreed by Prevent LOK.